Employment Agreement

Party A☐GREAT CHINA INTERNATIONAL HOLDINGS, INC.

Party B☐DANNY SUI KEUNG CHAU

Party A hereby employs Party B as Chief Financial Officer (CFO) commencing October 1, 2006. Party B agrees to take responsibilities and accept remuneration as follows:

1.    Job Responsibilities

1.1	Party B is responsible for financial review, filing financial statements, analyzing financial condition and providing advice, solving financial problems and undertaking finance training, etc.
1.2	Party B shall sign as a CFO, where appropriate, on Party A’s official documents.
1.3	If necessary, Party B shall participate in material negotiations, such as merger and issuance of share, on behalf of Party A.
1.4	Party B shall ensure with integrity that all signed documents and negotiation are undertaken for the best interest of Party A and all shareholders.

2.    Remuneration

2.1	Party A shall pay Party B an after tax salary of RMB15,000 per month.
2.2	Party A shall reimburse Party B for reasonable travel expenses in connection with business, including air tickets, travel cost and accommodation cost.
2.3

Party A shall issue and grant to Party B an option to purchase 10,000 shares of common stock of Party A at a price of US$7.00 per share. The exercise term is one year from the effective date of this agreement.

3.    Employment Term

This agreement and Party B’s employment hereunder shall be for a term of one year that commences on the signing date of this agreement.

4.    Miscellaneous

4.1	The monthly salary and stock options shall be invalid after termination of employment or resignation of Party B.
4.2

After the signing of the agreement, both Parties shall undertake all responsibilities in accordance with the provisions of this agreement which shall not be amended by any Party without consent from the other Party.

4.3	Any amendment shall be made upon the consent of both Parties. If both Parties fail to make unanimous opinion, the original agreement shall be deemed effective.

5.    Termination

Any Party who wants to terminate this agreement during the term of employment shall give a written notice to the other Party at least one month in advance. Otherwise, the Party who breaches the agreement shall pay the other Party a notice fee equivalent to one-month’s salary.

6.    This agreement is effective upon signing by both parties.

7.    This agreement is signed in two duplicates, one copy for each Party.

Signed by Party A: _____________________
Date:________________

Signed by Party B: _____________________
Date:________________